Exhibit 4c(ii)
                           FIRST  AMENDMENT
                                 TO
                      REVOLVING  CREDIT  AGREEMENT

         THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this Amendment ) dated as of June 11, 1992 is among TANDY CORPORATION, a Delaware corporation ( Tandy ), TANDY CREDIT CORPORATION, a Delaware corporation ( TCC and together with Tandy collectively the Borrowers ), the banks listed on the signature pages hereof (the Banks ), TEXAS COMMERCE BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Banks (in such capacity the Administrative Agent ), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as funds administrator for the Banks (in such capacity, the Funds Administrator ).

                     PRELIMINARY STATEMENT

         The Borrowers, the Banks, the Administrative Agent and the Funds Administrator are parties to a Revolving Credit Agreement dated as of June 17, 1991 (the Credit Agreement ). All capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement. The Borrowers, the Banks, the Administrative Agent and the Funds Administrator have agreed, upon the terms and conditions specified herein, to amend the Credit Agreement as hereinafter set forth:

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Borrowers, the Banks, the Administrative Agent and the Funds Administrator hereby agree as follows:

         SECTION 1.  Amendment to Article I of the Credit
    Agreement.  The definition of the term Tranche A Maturity
    Date is hereby amended in its entirety to read as follows:

              Tranche A Maturity Date shall mean June 8, 1993. .


         SECTION 2. Conditions of Effectiveness. This Amendment shall become effective when, and only when the following have occurred:

              (a)  the Administrative Agent shall have (i)
         executed a counterpart hereof and (ii) shall have received a counterpart hereof executed by the Borrowers, the Funds Administrator and the Banks or, in the case of any such Bank as to which an executed counterpart hereof shall not have been so received, the Administrative Agent shall have received written confirmation by telecopy, telex or other similar writing from such Bank of execution of a counterpart hereof by such Bank; and

              (b)  The Administrative Agent shall have received
         (i) a certificate as to the good standing of each Borrower from the Secretary of State of the State of Delaware; (ii) a certificate as to the good standing of Tandy from the Comptroller of the State of Texas; and
         (iii) a certificate of the Secretary or an Assistant Secretary of each Borrower, dated the date hereof and certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation of such Borrower, as amended to on the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Borrower authorizing the execution, delivery and performance of this Amendment and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the bylaws of such Borrower have not been amended since the date of the certificate delivered in connection with the Credit Agreement, and (D) as to the incumbency and specimen signature of each officer of such Borrower executing this Amendment or any other document delivered in connection herewith and (iii) a certificate of another officer of such Borrower as to the incumbency and specimen signature of the Secretary or such Assistant Secretary of such Borrower.

         SECTION 3. Representations and Warranties True; No Default or Event of Default. The Borrowers hereby represent and warrant to the Administrative Agent, the Funds Administrator and the Banks that, after giving effect to the execution and delivery of this Amendment (a) the representations and warranties set forth in the Credit Agreement are true and correct on the date hereof as though made on and as of such date and (b) neither any Default nor Event of Default has occurred and is continuing as of the date hereof.

         SECTION 4. Reference to the Credit Agreement and Effect on the Notes and other Documents executed pursuant to the Credit Agreement.

         (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to this Agreement, hereunder, herein, hereof or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

         (b) Upon the effectiveness of this Amendment, each reference in the Notes, the Support Agreement and the form of Guaranty attached as Exhibit 7.01 to the Credit Agreement and the other documents and agreements delivered or to be delivered pursuant to the Credit Agreement shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

         (c) The Credit Agreement, as amended and modified by this Amendment, shall remain in full force and effect and is hereby ratified and confirmed.

         (d) The Support Agreement, as affected by this Amendment, shall remain in full force and effect and is hereby ratified and confirmed.

         SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         SECTION 6. GOVERNING LAW; BINDING EFFECT. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW AND SHALL BE BINDING UPON THE BORROWERS, THE ADMINISTRATIVE AGENT, THE FUNDS ADMINISTRATOR AND THE BANKS AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

         SECTION 7.  Headings.  Section headings in this
    Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         SECTION 8. ENTIRE AGREEMENT. WITH RESPECT TO THE SUBJECT MATTER DESCRIBED THEREIN, THE CREDIT AGREEMENT, AS AMENDED HEREBY, THE NOTES, THE SUPPORT AGREEMENT AND THE AGENT'S LETTER CONSTITUTE A LOAN AGREEMENT FOR PURPOSES OF
    SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE. THE CREDIT AGREEMENT, AS AMENDED HEREBY, THE NOTES, THE SUPPORT AGREEMENT AND THE AGENT'S LETTER REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective as of the date first stated herein, by their respective officers thereunto duly authorized.




         TANDY CORPORATION




         By:
         Name:
         Title:




         TANDY CREDIT CORPORATION




         By:
         Name:
         Title:


         TEXAS COMMERCE BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent




         By:
         Name:
         Title:




         TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Funds
         Administrator




         By:
         Name:
         Title:




         ABN AMRO BANK N.V., HOUSTON AGENCY (formerly Algemene
         Bank Nederland N.V., Houston Agency)




         By:
         Name:
         Title:




         By:
         Name:
         Title:



         BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION




         By:
         Name:
         Title:




         By:
         Name:
         Title:




         THE BANK OF NEW YORK




         By:
         Name:
         Title:




         BARCLAYS BANK PLC




         By:
         Name:
         Title:


         CONTINENTAL BANK N.A.




         By:
         Name:
         Title:




         CREDIT LYONNAIS, CAYMAN ISLAND BRANCH




         By:
         Name:
         Title:




         NATIONAL WESTMINSTER BANK PLC NEW YORK BRANCH




         By:
         Name:
         Title:




         NATIONAL WESTMINSTER BANK PLC NASSAU BRANCH




         By:
         Name:
         Title:


         NATIONS BANK, N.A.  (formerly NCNB Texas
         National Bank)




         By:
         Name:
         Title:




         SOCIETE GENERALE, SOUTHWEST AGENCY




         By:
         Name:
         Title:




         THE SUMITOMO BANK, LIMITED HOUSTON
         AGENCY




         By:
         Name:
         Title:


         WESTPAC BANKING CORPORATION


         By:
         Name:
         Title: